Exhibit 99.1

Technology Executive, Pegah Ebrahimi, Appointed to Enovix Board of Directors

FREMONT, Calif., Nov. 8, 2021 (GLOBE NEWSWIRE) — Enovix Corporation (“Enovix”) (Nasdaq: ENVX, ENVXW), the leader in the design and manufacture of next generation 3D Silicon™ Lithium-ion batteries, today announced the appointment of Pegah Ebrahimi to its Board of Directors. Ebrahimi is a seasoned technology executive and go-to-market leader, who has been at the center of major trends over the past decade from mobile and cloud to AI. She brings unique insight to Enovix on how the company’s batteries can enable the next generation of disruptive technologies and industries.

“Pegah has been counseling companies in Silicon Valley for the last ten years and has first-hand knowledge of how our batteries can power the industries of the future,” said Harrold Rust, President, Chief Executive Officer and Co-founder of Enovix. “She brings a breadth of experience from her former leadership posts at both Cisco and Morgan Stanley and we’re extremely pleased to have her join the Enovix board.”

Ebrahimi was most recently Chief Operating Officer of Cisco Collaboration at Cisco Systems Inc. where she ran go-to-market and product strategy for the multi-billion-dollar collaboration business. Prior to Cisco, Ebrahimi was Chief Operating Officer of Morgan Stanley’s Global Technology Banking, where she led business transformation and global expansion for the multi-billion-dollar, world-leading franchise. Prior to that, she was Chief Information Officer of Morgan Stanley’s Global Investment Bank, where she focused on the digital transformation strategy of the New York-headquartered bank. She’s an MIT graduate with an appreciation for solving the hardest problems with both software and hardware solutions.

“I’m honored to join the Enovix team at such a pivotal time in the company’s evolution,” said Ebrahimi. “Enovix is well-positioned to be a major disruptor in the battery space. I was drawn to the company because I have seen over and over in my career that battery technology and power budgets are the critical bottlenecks holding back innovation. I’m thrilled to be part of a company that I believe will bring a solution to the industry that will enable next-gen technologies, as the need for widespread renewable energy continues to increase.”

About Enovix

Enovix is the leader in advanced silicon-anode lithium-ion battery development and production. The company’s proprietary 3D cell architecture increases energy density and maintains high cycle life. Enovix is building an advanced silicon-anode lithium-ion battery production facility in the U.S. for volume production. The company’s initial goal is to provide designers of category-leading mobile devices with a high-energy battery so they can create more innovative and effective portable products. Enovix is also developing its 3D cell technology and production process for the electric vehicle and energy storage markets to help enable widespread utilization of renewable energy. For more information, go to www.enovix.com.

Forward Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements. Forward-looking statements are identified by words such as “believe”, “will”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “could”, “potentially” or the negative of these terms or similar expressions. These include, but are not limited to statements regarding Enovix’s ability to disrupt the battery industry, Enovix’s ability to power future industries with its technology, the increase in demand for widespread renewable energy and the strategies, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in the Form 10-Q that Enovix filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2021, and additional information that will be set forth on Enovix’s Quarterly Report on Form 10-Q for the quarter ended October 3, 2021, and other documents Enovix has filed, or that Enovix will file, with the SEC. Any forward-looking statements made by Enovix in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Enovix disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

For investor and media inquiries, please contact:

Enovix Corporation

Charles Anderson

Phone: +1 (612) 229-9729

Email: canderson@enovix.com

or

The Blueshirt Group

Gary Dvorchak, CFA

Phone: (323) 240-5796

Email: gary@blueshirtgroup.com

For media inquiries, please contact:

Enovix Corporation

Kristin Atkins

Phone: +1 (650) 815-6934

Email: katkins@enovix.com